Exhibit 99.1

Rogers Purchases Dielectric and Lamination Manufacturing Assets in Chandler, Ariz.

  Strategic asset purchase to support Advanced Connectivity Solutions (ACS) capacity expansion
  Advantageously located near existing ACS operations in Chandler, Arizona
  Expected to begin commercial production in 2019

CHANDLER, Ariz.--(BUSINESS WIRE)--August 29, 2018--Rogers Corporation (NYSE:ROG), a global leader in engineered material solutions, announced the purchase of certain dielectric and lamination manufacturing assets located in Chandler, Arizona from ISOLA USA Corp. Rogers intends to use the purchased assets, which include real estate, buildings and specified equipment, for capacity expansion for its Advanced Connectivity Solutions (ACS) business. The purchase did not include products, technology or other assets related to the seller’s continuing business operations.

“This asset purchase is part of our strategic expansion in ACS to meet the expected demand growth in our Advanced Connectivity and Advanced Mobility markets,” said Bruce Hoechner, Rogers’ President and Chief Executive Officer. “We considered various global locations for our ACS expansion, but the proximity of these assets to ACS’ headquarters and existing ACS manufacturing operations, plus the continuing support of the city and state, drove our decision to select Chandler. We plan to start upgrading the facilities and equipment immediately, and to have the site ready for commercial production in 2019 to meet the expected additional demand from our 5G and Advanced Driver Assistance Systems (ADAS) customers.”

The transaction closed August 28, 2018. Terms were not disclosed.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, and safety and protection applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Arizona (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide.

Safe Harbor Statement
This release contains forward-looking statements, which may concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: failure to capitalize on, and volatility within, the Company's growth drivers, including advanced mobility and advanced connectivity; business, economic and political conditions in the United States and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; fluctuations in foreign currency exchange rates; research and development efforts; competitive developments; business development transactions and related integration considerations; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; inability to obtain raw materials from single or limited source suppliers in a timely and cost effective manner; and changes in laws and regulations applicable to our business. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent quarterly reports on forms 10-Q filed with the Securities and Exchange Commission. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Additional Information
For additional information, please contact the Company directly, via email or visit the Rogers website.

Website: http://www.rogerscorp.com

CONTACT:
Rogers Corporation
Jack Monti, 480-917-6026
jack.monti@rogerscorporation.com